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Exhibit 23

Consent of Independent Registered Public Accounting Firm

Callisto Pharmaceuticals, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-128254, 333-123863, 333-115471, 333-139971 and 333-145989) and Form S-8 (Nos. 333-119648 and 333-130716) of Callisto Pharmaceuticals, Inc. and Subsidiaries (a development stage company) of our report dated March 25, 2008, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP New York, New York March 25, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm